                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934.

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]Preliminary Proxy Statement
                                      [_] Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               -----------------

                             HERITAGE SERIES TRUST
                 (Name of Registrant as Specified in Charter)

                               -----------------

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

      _________________________________________________________________________

    2) Aggregate number of securities to which transaction applies:

      _________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      _________________________________________________________________________

    4) Proposed maximum aggregate value of transaction:

      _________________________________________________________________________

    5) Total fee paid:

      _________________________________________________________________________

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

      _________________________________________________________________________

    2) Form, Schedule or Registration Statement No.:

      _________________________________________________________________________

    3) Filing Party:

      _________________________________________________________________________

    4) Date Filed:

      _________________________________________________________________________

                             HERITAGE SERIES TRUST
                     EAGLE INTERNATIONAL EQUITY PORTFOLIO

                                 May 1 , 2002

Dear Shareholders:

   The enclosed proxy materials relate to a special shareholders meeting of the Eagle International Equity Portfolio ("Fund") of the Heritage Series Trust to be held on Friday, June 21, 2002. Management and the Fund's Board of Trustees ("Board") are seeking shareholder approval of three separate proposals at this meeting.

   First, shareholders are asked to approve an Investment Advisory and Administration Agreement ("Management Agreement") under which Heritage Asset Management, Inc. ("Heritage") would replace Eagle Asset Management, Inc. ("Eagle") as the manager to the Fund. Currently, the Fund is the only Heritage Mutual Fund for which Heritage does not serve as manager. Management and the Board seek to coordinate the management functions for all of the Heritage Mutual Funds through Heritage. Under the proposed Management Agreement, Heritage would provide the same services at the same fee rate as Eagle. Heritage and Eagle are both wholly owned subsidiaries of Raymond James Financial, Inc.

   Second, shareholders are asked to approve a Subadvisory Agreement under which Julius Baer Investment Management Inc. ("JBIM") would become the investment subadviser of the Fund, replacing the current subadviser, Martin Currie, Inc. Under the proposed Subadvisory Agreement, JBIM would be compensated by the Fund's manager. JBIM, an investment management firm that provides investment advisory services to institutional clients and registered investment companies, has approximately $7.1 billion in assets under management as of March 31, 2002. Adding JBIM as an investment subadviser of the Fund would allow the Fund to access the portfolio management services of an experienced international equity investment team.

   If approved by shareholders, Heritage and JBIM will commence serving as the Fund's manager and subadvisor, respectively, on July 1, 2002.

   Finally, shareholders are asked to approve a proposal that will permit the Fund's manager to hire new subadvisers or modify subadvisory agreements for the Fund with the approval of the Fund's Board, but without shareholder approval. If this proposal is approved, the Fund would minimize expenses in the future by not having to conduct shareholder meetings if the manager proposes future changes to the Fund's subadviser or to its subadvisory agreements.

   Please vote your shares today. Your prompt attention to this matter can help to avoid the cost of future solicitation for your proxy regarding this meeting.

                                          Very truly yours,

                                          /s/ Richard K. Riess

                                          Richard K. Riess
                                          President
                                          Heritage Series Trust

                             HERITAGE SERIES TRUST
                     EAGLE INTERNATIONAL EQUITY PORTFOLIO

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                                 June 21, 2002

TO THE SHAREHOLDERS:

   A special meeting of the holders of shares of beneficial interest of the Eagle International Equity Portfolio (the "Fund") of the Heritage Series Trust (the "Trust") will be on June 21, 2002 at 8:30 a.m. Eastern time, or any adjournment(s) thereof, at the offices of Eagle Asset Management, Inc. ("Eagle"), 100 Carillon Parkway, Suite 300, St. Petersburg, FL 33716, for the following purposes:

    (1)To approve an Investment Advisory and Administration Agreement between Heritage Asset Management, Inc. and the Trust, with respect to the Fund;

    (2)To approve a Subadvisory Agreement between the Fund's manager and Julius Baer Investment Management Inc., with respect to the Fund;

    (3)To approve a proposal to permit the Fund's manager to hire subadvisers or modify subadvisory agreements without shareholder approval; and

    (4)To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

   You are entitled to vote at the meeting and any adjournment(s) thereof if you owned shares of the Fund at the close of business on April 15, 2002. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                                          By Order of the Board of Trustees,

                                          CLIFFORD J. ALEXANDER
                                          Secretary

May 1, 2002
880 Carillon Parkway
St. Petersburg, Florida 33716


                            YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

    Please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return the card in the envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the proposals noticed above. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. As an alternative to mailing your paper proxy card to us to vote, you may vote by telephone or via the Internet. To vote in this manner, please refer to the enclosed voting instruction card for the toll-free telephone number and the Internet address.

    Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy card, they will not be voted.

                             HERITAGE SERIES TRUST
                     EAGLE INTERNATIONAL EQUITY PORTFOLIO
                             880 Carillon Parkway
                         St. Petersburg, Florida 33716

                               -----------------

                                PROXY STATEMENT
          Special Meeting of Shareholders to be Held on June 21, 2002

                               -----------------

                                 INTRODUCTION

   This is a proxy statement for the Eagle International Equity Portfolio (the "Fund") of the Heritage Series Trust (the "Trust") in connection with the solicitation of proxies made by, and on behalf of, the Trust's Board of Trustees ("Trustees" or "Board"), to be used at the special meeting of shareholders of the Fund or any adjournment(s) thereof ("Meeting"). This proxy statement and proxy card first will be mailed to shareholders on or about May 2, 2002.

   A majority of the shares of beneficial interest of the Fund ("Shares") outstanding on April 15, 2002 ("Record Date") represented in person or by proxy, must be present to constitute a quorum for the transaction of business at the Meeting. Only holders of Shares as of this date are entitled to notice of and to vote at the Meeting. In the absence of a quorum or in the event that a quorum is present at the Meeting but votes sufficient to approve any one of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote FOR such proposal in favor of an adjournment and will vote those proxies required to be voted AGAINST such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals described in this Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

   An abstention is a proxy that is properly executed, returned and accompanied by instructions withholding authority to vote. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or persons entitled to vote or with respect to which the broker does not have discretionary voting authority. Abstentions and broker non-votes are counted as votes present for purposes of determining whether the requisite quorum exists. Approval of each proposal requires the affirmative vote of a specified percentage of the total shares outstanding or of the total shares present at the meeting. As a result, abstentions and broker non-votes will have the same effect as votes cast AGAINST these proposals because approval of these proposals depends only on the number of affirmative votes cast and not on the ratio of votes cast FOR a proposal to votes cast AGAINST a proposal. Your proxy card may be revoked by giving another proxy, by letter or telegram revoking your proxy if received by the Fund prior to the Meeting, or by appearing and voting at the Meeting.

   The individuals named as proxies in the enclosed proxy card will vote in accordance with your directions as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you sign, date and return the proxy card, but give no voting instructions, your Shares will be voted in favor of the proposals described in this Proxy Statement. The duly appointed proxies may, in their discretion, vote upon such other matters as may properly come before the Meeting. However, if the Fund has received a shareholder proposal to be presented to shareholders at the Meeting within a reasonable time before the proxy solicitation is made, the duly appointed proxies do not have the discretionary authority to vote upon such proposals.

   Solicitations will be made primarily by mail but also may include telephone communications by regular employees of Heritage Asset Management, Inc. ("Heritage"), the Fund's administrator. As an alternative to mailing your paper proxy card to us to vote, you may vote by telephone or via the Internet utilizing a program provided by ADP Investor Communications Services ("ADP"). To vote in this manner, please refer to the enclosed voting instruction card for the toll-free telephone number and the Internet address. If votes are recorded by telephone, ADP will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that a shareholder's instructions have been properly recorded. Proxies voted by telephone or via the Internet may be revoked at any time before they are voted at the Meeting in the same manner that proxies voted by mail may be revoked. Under Massachusetts business trust law, there is no specific prohibition against shareholders voting their shares via the Internet.

   The Fund currently offers four classes of shares: Class A Shares, Class B Shares, Class C Shares and Eagle Class Shares. As of the Record Date, the Fund had a total of 1,221,605 Shares outstanding. See Appendix A for a list of shareholders who owned beneficially more than 5% of the issued and outstanding Shares of the Fund on the Record Date. Also included in Appendix A are the amount of beneficial shares of the Fund owned by the Trustees and officers. All costs associated with the Meeting, including the solicitation of proxies, will be borne by Heritage. Each full Share of the Fund is entitled to one vote, and each fractional share is entitled to a proportionate share of one vote. You may obtain a copy of the Fund's most recent annual and semi-annual reports to shareholders, free of charge, by writing to Heritage at 880 Carillon Parkway, St. Petersburg, Florida 33716 or by calling 1-800-421-4184.

PROPOSAL 1.  APPROVAL OF THE ADVISORY AND ADMINISTRATION AGREEMENT WITH
             HERITAGE ASSET MANAGEMENT, INC.

Introduction

   The Board and Eagle Asset Management, Inc. ("Eagle"), the Fund's manager, propose that Heritage replace Eagle as the manager to the Fund. If shareholders approve this appointment, Heritage would serve as manager to the Fund. Currently, the Fund is the only Heritage Mutual Fund for which Heritage does not serve as manager. The Board, Eagle and Heritage seek to coordinate the management functions for all of the Heritage Mutual Funds through Heritage. Heritage and Eagle are wholly owned subsidiaries of Raymond James Financial, Inc. ("RJF"). Under the proposed Investment Advisory and Administration Agreement between Heritage and the Trust, on behalf of the Fund (the "Management Agreement"), Heritage will provide the same management and administrative services as Eagle has provided and will receive the same fee from the Fund that Eagle currently receives.

   Eagle has been the manager of the Fund since the Fund's inception pursuant to an investment advisory agreement between Eagle and the Trust, on behalf of the Fund, dated February 14, 1995 ("Eagle Agreement"). Pursuant to an Administration Agreement between Eagle and Heritage dated May 1, 1995 ("Administration Agreement"), Heritage provides certain administrative services for the Fund. Heritage receives a fee from Eagle for performing such services of 0.10% on first $100 million of total assets of the Fund, 0.05% on amounts thereafter. Such fee is subject to a minimum quarterly fee of $6,250. During the Fund's fiscal year ended October 31, 2001, Eagle paid Heritage $25,000 in administration fees. If shareholders approve this proposal, the Eagle Agreement and the Administration Agreement will be terminated.

   At a meeting on April 3, 2002, the Board determined that it would be in the best interests of the Fund and its shareholders to appoint Heritage as the manager of the Fund. In making this decision, the Board considered, among other factors, the desire of management for one manager to serve all of the Heritage Funds, the reduced administrative burden in maintaining one management structure for all of the Heritage Mutual Funds, Heritage's experience in providing management services to the other Heritage Funds, and Heritage's representation that it will provide the same level and quality of management services to the Fund for the same fee as Eagle currently receives. In addition, the Board noted Heritage's intention to retain and allocate all of the Fund's assets to a newly proposed subadviser, Julius Baer Investment Management Inc. ("JBIM"), subject to shareholder approval as discussed in more detail below.

   Accordingly, a majority of the Board voted that subject to shareholder approval, (1) Heritage be appointed as the manager of the Fund, and (2) the proposed Management Agreement be approved and submitted for shareholder approval. These decisions included the unanimous approval of a majority of the Trustees who are not "interested persons" of the Trust, Eagle or Heritage as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act") ("Independent Trustees"). This approval is subject to two events: (1) the approval of shareholders of the Fund, and (2) the ratification of a majority of the Board, including a majority of the Independent Trustees, at an in-person meeting scheduled to take place on May 31, 2002.

Description of the Management Agreement

   Under the Management Agreement, and subject to the supervision of the Trustees, Heritage will manage, supervise and conduct the business and administrative affairs of the Fund. Heritage also has agreed, among other duties, to provide a continuous investment program for the Fund's portfolio and hold itself available to respond to shareholder inquiries. In addition, Heritage may allocate and reallocate the assets of the Fund among one or more investment subadvisers, subject to review by the Board. If the shareholders approve this proposal and the proposal to approve JBIM as the Fund's subadviser as discussed below, Heritage currently intends to allocate all of the Fund's assets to JBIM.

   As compensation for its services and for expenses borne by Heritage under the Management Agreement, Heritage will be paid an advisory fee by the Trust at the same rate paid to Eagle. Eagle currently receives an annualized advisory and administration fee, computed daily and paid monthly, of 1.00% of the Fund's average daily net assets on the first $100 million and 0.80% on average daily net assets over $100 million. During the Fund's fiscal year ended October 31, 2001, the Fund paid Eagle $250,512 in advisory fees.

   The Management Agreement provides that Heritage will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with matters to which the

Management Agreement relates except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Management Agreement.

   If approved by the Board and by shareholders, the Fund anticipates that the Management Agreement would become effective July 1, 2002. Unless sooner terminated, it would remain in effect continuously for two years following its effective date. Thereafter, it would continue automatically for successive years, provided that it is specifically approved at least annually (1) by a vote of a majority of the Independent Trustees and (2) by a majority of all Trustees or by a vote of a majority of the outstanding Shares of the Fund. The Fund may terminate the proposed Management Agreement by a vote of a majority of the Independent Trustees or a majority of its outstanding voting securities at any time on 60 days' written notice to Heritage. Heritage may terminate that agreement at any time upon 60 days' written notice to the Trust. The Management Agreement automatically will terminate without penalty in the event of its assignment as defined in the 1940 Act.

Information About Heritage

   Heritage is a Florida corporation organized in 1985 and registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended. Heritage is a wholly owned subsidiary of RJF. Thomas A. James, a Trustee of the Trust, by virtue of his direct or indirect ownership of RJF, owns beneficially more than 10% of Heritage. RJF, through its subsidiaries, is engaged primarily in providing customers with a wide variety of financial services in connection with securities, limited partnerships, options, investment banking and related fields. Heritage also serves as the manager to twelve other Heritage Mutual Funds with aggregate assets of approximately $7.5 billion as of March 31, 2002.

   The principal address of Heritage, RJF, Thomas A. James and each of Heritage's directors and its principal executive officer is 880 Carillon Parkway, St. Petersburg, Florida 33716. The President of Heritage is Robert N. Brady. Stephen G. Hill and Jeffrey P. Julien are directors of Heritage. The officers of the Fund who also are employed by Heritage are: K.C. Clark, Donald
H. Glassman and Deborah A. Malina.

   The names, titles and principal occupations of the current executive officers of Heritage are set forth in the following table. In addition, no principal executive officer owns more than one half of one percent of the outstanding voting securities of RJF.

Name                                   Title and Principal Occupation
----                                   ------------------------------
Richard K. Riess............. Director and Chief Executive Officer
Robert N. Brady.............. Director and President
K.C. Clark................... Executive Vice President, Chief Operating Officer
H. Peter Wallace............. Senior Vice President
Donald H. Glassman........... Treasurer

Recommendation of the Board of Trustees

   The Trustees decided to appoint Heritage as the manager of the Fund and recommend that shareholders approve the proposed Management Agreement. In approving the Management Agreement, the Board analyzed the factors discussed above and other factors that would affect positively and negatively the provision of portfolio management services.

   The Board recommends that Heritage be retained as the manager of the Fund. If Proposal 1 is not approved by shareholders, Eagle will continue as the Fund's manager and investment discretion with respect to 100% of the Fund's assets will be allocated to JBIM as subadviser, if Proposal 2 is approved by shareholders. The Trustees would then consider whether any other arrangements of the provision of management services are appropriate and in the best interests of the Fund's shareholders.

Vote Required

   Approval of Proposal 1 requires the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding Fund Shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

PROPOSAL 2.  APPROVAL OF PROPOSED SUBADVISORY AGREEMENT WITH JULIUS BAER
             INVESTMENT MANAGEMENT INC.

Introduction

   The Board, Eagle (which is the Fund's current manager), and Heritage (which is the Fund's proposed manager) (Eagle and Heritage together are referred to as the "Manager") propose that Julius Baer Investment Management Inc. ("JBIM") be appointed as an investment subadviser to the Fund. If shareholders approve this appointment, JBIM would become a subadviser to the Fund and the Manager currently intends to allocate all Fund assets to JBIM. Martin Currie, Inc. ("Martin Currie") currently serves as the Fund's investment subadviser. Martin Currie has been an investment subadviser of the Fund since the Fund's inception pursuant to a subadvisory agreement between Eagle and Martin Currie dated February 14, 1995 ("Martin Currie Agreement"). This Agreement was approved by the Fund's sole initial shareholder on February 14, 1995 and was last approved by the Board of Trustees on August 27, 2001. The Fund's Manager intends to allocate all Fund assets to JBIM and to terminate the Martin Currie Agreement.

   If shareholders approve JBIM's appointment as subadviser, JBIM will provide substantially the same portfolio management services as Martin Currie has provided and will receive a slightly lower fee from the Manager than Martin Currie currently receives. JBIM will utilize an international equity investment team to manage the Fund's investment portfolio. Currently, JBIM's proposed investment strategy for managing the Fund's portfolio includes maintaining a more diversified portfolio of holdings than Martin Currie and to invest from time to time in exchange traded index funds based on foreign indices. The international equity investment team will use a top down method of analysis based on fundamental research to select securities for the Fund's portfolio. It will invest primarily in equity securities of foreign companies that JBIM believes have the potential to capitalize on worldwide growth trends and global changes. JBIM will consider such factors as the condition and growth potential of the economies and securities markets, currency and tax considerations and financial, social, national and political factors. JBIM also will consider market regulations and liquidity of the market. The JBIM investment team also will seek to invest at least 50% of the Fund's portfolio in securities traded in developed securities markets, such as those included in the Morgan Stanley Capital International Europe, Australiasia, Far East Index. JBIM also intends to invest in emerging markets.

   At its meeting on February 27, 2002, the Board determined that it would be in the best interests of the Fund and its shareholders to retain JBIM as the investment subadviser to the Fund. In making this decision, the Board considered, among other factors, the Fund's recent and long-term performance track records, the expertise that JBIM offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios. The Board also considered that the investment performance of JBIM accounts with comparable investment objectives to the Fund has been superior to the investment performance of the Fund. In addition, the Board considered the fact that JBIM intends to manage the Fund with a more diversified portfolio of holdings. Finally, the Board considered the experience of JBIM's current portfolio managers and the financial strength and quality of services offered by JBIM.

   Accordingly, the Board unanimously voted that subject to shareholder approval, (1) JBIM be appointed as an investment subadviser to the Fund, and
(2) the proposed subadvisory agreement between the Manager and JBIM ("JBIM Agreement") be approved and submitted for shareholder approval. These decisions included the unanimous approval of all Independent Trustees of the Trust, Eagle, Heritage or JBIM.

Description of the JBIM Agreement

   Under the JBIM Agreement, JBIM will manage the investment of Fund assets allocated to it by the Manager and will be responsible for placing all orders for the purchase and sale of portfolio securities, subject to the supervision of the Trustees and the Manager. If the shareholders approve these proposals, the Manager currently intends to allocate all of the Fund's assets to JBIM. As compensation for its services and for expenses borne by JBIM under the Agreement, JBIM will be paid a subadvisory fee by the Manager (not by the Fund) of 0.45% on the first $100 million of assets under management and 0.40% on assets thereafter. Martin Currie currently receives an annualized advisory fee, computed daily and paid monthly, of 0.50% of the Fund's average daily net assets on the first $100 million and 0.40% on average daily net assets over $100 million. During the Fund's fiscal year ended October 31, 2001, the Manager paid Martin Currie $238,911 in subadvisory fees. The proposed fee rate for JBIM is slightly lower than the rate currently paid to Martin Currie. Thus, the Manager may realize some slight benefit if shareholders approve the appointment of JBIM. However, because the Manager has waived a portion of management fees and/or reimbursed a portion Fund expenses each year since the Fund's inception, the actual realized benefit to the Manager from JBIM's reduced subadvisory fees is expected to be minimal.

   The JBIM Agreement provides that JBIM will not be liable for any act or omission in the course of, or connected with, rendering services under the JBIM Agreement, except when such services are rendered in bad faith, [gross] negligence or reckless disregard of its duties under the JBIM Agreement. However, JBIM will indemnify and hold harmless Heritage, the Fund, the Trustees, officers or shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) which arise or result from JBIM's bad faith, negligence, willful misfeasance or reckless disregard of its duties under the JBIM Agreement.

   If approved by shareholders, the Fund anticipates that Heritage and JBIM would execute the JBIM Agreement promptly. Unless sooner terminated, it would remain in effect continuously for two years following its effective date. Thereafter, it would continue automatically for successive years, provided that it is specifically approved at least annually (1) by a vote of a majority of the Independent Trustees and (2) by a majority of all Trustees or by a vote of a majority of the outstanding Shares of the Fund. The Fund may terminate the proposed JBIM Agreement by a vote of a majority of the Independent Trustees or a majority of its outstanding voting securities at any time on 60 days' written notice to Heritage and JBIM. Heritage may terminate the proposed JBIM Agreement upon 60 days' written notice to JBIM. JBIM may terminate that agreement at any time upon 90 days' written notice to Heritage. The JBIM Agreement automatically will terminate without penalty in the event of its assignment as defined in the 1940 Act.

Information About JBIM

   JBIM is a company incorporated under the laws of Delaware in July 1982. It also is registered with the Securities and Exchange Commission ("SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended. JBIM is a wholly owned subsidiary of Julius Baer Securities Inc. As of March 31, 2002, JBIM managed approximately $7.1 billion of assets. JBIM serves as investment adviser to corporations, state and municipal government entities, pension and profit sharing plans, investment companies, and banking and thrift organizations. JBIM also serves as subadviser to the MSD&T International Equity Fund ("MSD&T Fund"), a mutual fund with a similar investment objective and investment strategy as the Fund. For the subadvisory services it provides to the MSD&T Fund, JBIM receives an annualized advisory fee, computed daily and paid monthly, of 0.45% of that fund's average daily net assets. JBIM has not waived any portion of the fees it received for that fund. The MSD&T Fund has approximately $88 million in assets.

   The names, titles and principal occupations of the current executive officers of JBIM are set forth in the following table.

Name                                     Title and Principal Occupation
----                                     ------------------------------
Edward A. Clapp.......... First Vice President and Chief Compliance Officer
Richard C. Pell.......... Senior Vice President and Chief Investment Officer
Rudolph R. Younes........ Senior Vice President
Glen F. Wisher........... Head of IAM and Senior Vice President
Francoise M. Birnholz.... Senior Vice President/Corporate Secretary and General Counsel
Richard Howard*.......... First Vice President and Director of Research
Edward C. Dove*.......... Senior Vice President and Chief Investment Officer
Tim Haywood*............. First Vice President
Bernard Spilko........... President and Director
Lowell R. Serhus......... First Vice President
Brett J. Gallagher....... First Vice President

   JBIM's principal business address and the business address of each person listed above is 330 Madison Avenue, 12/th Floor, New York, NY 10017, except for the persons indicated with an *, whose principal business address is Beavis Marks House, Beavis Marks, London ECSA 7NE. /

Recommendation of the Board of Trustees

   The Trustees decided to appoint JBIM as investment subadviser to the Fund and recommend that shareholders approve the proposed JBIM Agreement. In approving the JBIM Agreement, the Board analyzed the factors discussed above and other factors that would affect positively and negatively the provision of portfolio management services.

   The Board recommends that JBIM be retained as an investment subadviser to the Fund. If Proposal 2 is not approved by shareholders, investment discretion with respect to all of the Fund's assets will continue to be allocated to Martin Currie as subadviser. The Trustees would then consider whether any other arrangements of the provision of investment advisory services are appropriate and in the best interests of the Fund's shareholders.

Vote Required

   Approval of Proposal 2 requires the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding Fund Shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

                   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU
                            VOTE "FOR" PROPOSAL 2.

PROPOSAL 3.  APPROVAL OF A PROPOSAL TO PERMIT THE FUND'S MANAGER TO HIRE
             SUBADVISERS OR MODIFY SUBADVISER AGREEMENTS WITHOUT SHAREHOLDER APPROVAL

Introduction

   Currently, Eagle serves as the manager of the Fund. As such, Eagle does not make the day-to-day investment decisions for the Fund. Instead, Eagle administers the Fund, establishes an investment program for the Fund and selects, compensates and evaluates the Fund's investment subadviser, currently Martin Currie. The investment subadviser, in turn, makes the day-to-day investment decisions for the Fund. If Proposals 1 and 2 are approved by shareholders, Heritage will serve as manager and investment adviser and JBIM will make day-to-day investment decisions for the Fund.

   Federal securities law generally requires that the shareholders of the Fund approve the Fund's subadvisory agreements and any amendments thereto. Thus, when a new subadviser is retained on behalf of the Fund, shareholders typically are required to approve the subadvisory agreement. Similarly, if an existing subadvisory agreement is amended in any material respect (such as an increase in the fee paid by Eagle -- not by the Fund -- to the subadviser), shareholder approval is required. In addition, shareholder approval typically is required in order to re-appoint a subadviser when there is a change in control of the Fund's subadviser. In all of these cases, in order to obtain shareholder approval, the Fund must call and conduct a shareholders meeting, prepare and distribute proxy materials, and solicit votes from Fund shareholders. The process can be costly and time-consuming.

   The Trust received from the SEC for an order on November 21, 2001, exempting the Trust from the requirement described in the previous paragraph ("SEC Order"). The SEC Order permits the Fund, without the prior approval of shareholders, to hire new subadvisers, to rehire existing subadvisers that have experienced a change in control and to modify subadvisory agreements. By eliminating shareholder approval in these matters, the Fund would have greater flexibility in selecting and re-appointing investment subadvisers and would save the considerable expenses involved in soliciting shareholder proxies and conducting shareholder meetings. Changes in subadvisory arrangements would still require Board approval and may be subject to certain other conditions, as discussed below.

   The Board and the Manager hereby seek shareholder approval of this proposal to permit the Manager to hire subadvisers or modify subadvisory agreements without shareholder approval in the future. If Proposal 3 is not approved by shareholders, shareholder approval of subadvisory agreements and amendments thereto will continue to be required. If proposal 3 is approved by Fund shareholders, the proposal will be effective immediately.

Comparison of Present and Proposed Selection Process for Subadvisers

   Under both the current process for approval of subadvisory agreements and under the proposed process, any change in a subadvisory agreement requires approval by the Board. In considering whether to appoint a subadviser, the Board will analyze the factors it considers relevant, including the nature, quality and scope of services provided by a subadviser to investment companies comparable to the Fund. The Board will review the ability of the subadviser to provide its services to the Fund, as well as its personnel, operations, financial condition or any other factor that would affect the provision of those services. The Board will examine the performance of the subadviser with respect to compliance and regulatory matters over the past fiscal year. It will review the subadviser's investment performance with respect to accounts that are comparable. Finally, the Board will consider other factors that it considers relevant to the subadviser's performance as an investment adviser. The Board believes that this review process provides appropriate shareholder protection in the selection of subadvisers.

   Under the current process for approval of subadvisory agreements, in addition to Board approval, shareholders must approve any change in subadvisory agreements. More particularly, a subadvisory agreement must receive the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting. Such shareholder approval would be eliminated under the proposed process for approval of subadvisory agreements.

   The SEC Order authorizing the proposed process for approval of subadvisory agreements is subject to various conditions, including the following:

   1. The operation of the Fund as described above must be approved by holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

   2. The Fund must disclose in its prospectus the existence, substance and effect of the SEC Order. In addition, Fund must hold itself out to the public as employing the management structure described above. The Fund's prospectus must prominently disclose that the Manager has the ultimate responsibility (subject to oversight by the Board) to oversee subadvisers and recommend their hiring, termination and replacement.

   3. The Manager must provide general management services to the Fund, including overall supervisory responsibility for the general management and investment of the Fund's assets and, subject to the review and approval of the Board, must: (a) set the Fund's overall investment strategies; (b) evaluate, select and recommend subadvisers; (c) allocate and, when appropriate, reallocate the Fund's assets among subadvisers in those cases where the Fund has more than one subadviser; (d) monitor and evaluate the investment performance of the subadvisers; and (e) implement procedures reasonably designed to ensure that the subadvisers comply with the Fund's investment objectives, policies and restrictions.

   4. At all times, the Trust's Board must be comprised of a majority of Independent Trustees, and the nomination of new or additional Independent Trustees must be placed within the discretion of the then existing Independent Trustees.

   5. The Manager must not enter into a subadvisory agreement with any affiliated subadviser without the approval of the Fund shareholders of such agreement, including the compensation to be paid thereunder.

   6. When an affiliated subadviser is being proposed for the Fund, the Board, including a majority of the Independent Trustees, must find, and be reflected in the Board minutes of the Trust, that such change is in the best interest of the Fund and its shareholders and does not involve a conflict of interest from which the Manager or affiliated subadviser derives an inappropriate advantage.

   7. No Trustee or officer of the Fund or director or officer of the Manager must own directly or indirectly (other than through a pooled investment vehicle that is not controlled by any such person) any interest in a subadviser, except for ownership of: (a) an interest in the Manager, or any entity that controls, is controlled by or is under common control with the Manager, or (b) less than 1% of the outstanding securities of any class of equity or debt of a publicly traded company that is either a subadviser or an entity that controls, is controlled by or is under common control with a subadviser.

   8. Within 90 days of the retaining a new subadviser, the Manager must furnish Fund shareholders all information about the new subadviser that would be included in a proxy statement. Such information must include any change in such disclosure as a result of the new subadviser. To meet this condition, the Manager must provide shareholders with an information statement that meets the requirements of Regulation 14C, Schedule 14C and Item 22 of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Vote required

   Approval of Proposal 3 requires the affirmative vote of the holders of the lesser of (1) 67% or more of the Shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund entitled to vote at the Meeting.

   THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3.

                          INFORMATION ABOUT THE FUND

Current Advisory Arrangements

   Eagle is a Florida corporation organized in 1976 and registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Eagle serves as the manager of the Fund pursuant to the Eagle Agreement. This Agreement was approved by the Fund's sole initial shareholder on February 14, 1995 and was last approved by the Board of Trustees on August 27, 2001. All of the capital stock of Eagle is owned by RJF. Thomas A. James, a Trustee of the Trust, by virtue of his direct or indirect ownership of RJF, owns beneficially more than 10% of Eagle. RJF, through its subsidiaries, is engaged primarily in providing customers with a wide variety of financial services in connection with securities, limited partnerships, options, investment banking and related fields.

   The principal address of Eagle, RJF, Thomas A. James and each of Eagle's directors and its principal executive officers is 880 Carillon Parkway, St. Petersburg, Florida 33716. The President and Chief Operating Officer of Eagle is Stephen G. Hill. Richard K. Riess is the Chief Executive Officer of Eagle. Messrs. James, Hill and Riess are Directors of Eagle.

   Under the Eagle Agreement, and subject to the supervision of the Trustees, Eagle has agreed, among other duties, to provide a continuous investment program for the Fund's portfolio, supervise all aspects of the Fund's operation and hold itself available to respond to shareholder inquiries. The Eagle Agreement expressly permits advisory services to be delegated to and performed by a subadviser. Under the Eagle Agreement, the Fund bears all of its expenses not specifically assumed by Eagle incurred in its operation and the offering of shares.

   For services provided under the Eagle Agreement, the Fund pays Eagle an annualized advisory fee, computed daily and paid monthly, of 1.00% of the Fund's average daily net assets. Eagle contractually has agreed to waive its investment advisory fees and, if necessary, reimburse each class of the Fund to the extent that Class A annual operating expenses exceed an annualized rate of 1.90% of the class' average daily net assets, Class B or Class C annual operating expenses exceed 2.65% of those class' average daily net assets, Eagle Class annual operating expenses exceed 2.53% of the class' average daily net assets for the Fund's October 31, 2001 fiscal year. Any reduction in Eagle's management fees is subject to reimbursement by the Fund within the following two years if overall expenses fall below these percentage limitations. During the fiscal year ended October 31, 2001, the Fund paid Eagle management fees in the amount of $250,512.

   In addition, an affiliate of Eagle, Raymond James & Associates, Inc. ("RJA"), 880 Carillon Parkway, St. Petersburg, Florida 33716, currently serves as the Fund's principal underwriter. For the fiscal year ended October 31, 2001, as compensation for certain distribution and shareholder servicing activities, the Fund paid RJA $16,489, $6,592, 65,831 and $199,596 in distribution and service fees for the Fund's Class A, Class B, Class C and Eagle Class shares, respectively, pursuant to the Fund's Rule 12b-1 distribution plan. RJA will continue to serve as principal underwriter to the Fund after the advisory and subadvisory contracts are approved.

   The Eagle Agreement provides that Eagle will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matter to which the Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence on their part in the performance of their duties or from reckless disregard by them of their obligations and duties thereunder.

Brokerage Commissions

   RJA may act as broker on behalf of the Fund in the purchase and sale of portfolio securities. For the fiscal year ended October 31, 2001, the total dollar amount of brokerage commission paid by the Fund was $214,686. These commissions were paid on aggregate brokerage transactions totaling $125,475,867. None of those transactions for the Fund were conducted with RJA.

Executive Officers of the Trust

   Officers of the Trust are appointed by the Trustees and serve at the pleasure of the Board. None of the Trust's officers currently receives any compensation from the Fund. The executive officers of the Trust are:

   Richard K. Riess, age 52, President. Mr. Riess also has been a Trustee of the Fund since 1985; a Director of Heritage since 1985; Chief Executive Officer of Heritage since 2000; a Director of Eagle since 1995; Chief Executive Officer of Eagle since 1996; and Executive Vice President of RJF since 1998.

   K.C. Clark, age 43, Executive Vice President and Principal Executive Officer. Mr. Clark also has been a Vice President of Heritage since 1993; Senior Vice President of Heritage since 1998; and Executive Vice President and Chief Operating Officer of Heritage since 2000.

   Donald H. Glassman, age 45, Treasurer. Mr. Glassman also has been Treasurer of Heritage and Treasurer of Heritage Mutual Funds since 1989.

   Clifford J. Alexander, age 58, Secretary. Mr. Alexander also is a partner at Kirkpatrick & Lockhart LLP.

                             SHAREHOLDER PROPOSALS

   As a general matter, the Fund does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a special meeting of the Fund's shareholders should send such proposals to the Fund at 880 Carillon Parkway, St. Petersburg, Florida 33716, so as to be received a reasonable time before the proxy solicitation for that meeting is made. Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Fund's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

                                OTHER BUSINESS

   Management knows of no other business to be presented at the Meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interests of the Fund.

                                          By Order of the Board of Trustees,

                                          CLIFFORD J. ALEXANDER,
                                          Secretary

May 1, 2002

         It is important that you vote and return your proxy promptly.

                             HERITAGE SERIES TRUST
                     EAGLE INTERNATIONAL EQUITY PORTFOLIO

                                  APPENDIX A

   As of the Record Date, the following shareholders beneficially held 5% or more of a class of the Fund's shares:

                                            Number of Percentage of
                                             Shares       Class
             Class A Shares                   Owned       Owned
             --------------                 --------- -------------
             Johnson Family LTD Partnership  23,254       8.81%
             5406 Lakemont Blvd., SE
             Bellevue, WA 98006

             RJF Emp. Stock Ownership Plan.  14,830       5.62%
             880 Carillon Parkway
             St. Petersburg, FL 33716

             Class B Shares
             --------------
             Michael Menor.................  1,538        5.87%
             62 Posada
             Pueblo, CO 81105

             Douglas H. Calton.............  1,327        5.06%
             1244 N. Trinnaman Road
             Lehi, UT 84043

             Eagle Class Shares
             ------------------
             HJ Minck Trust................  38,777       5.72%
             880 Carillon Parkway
             St. Petersburg, FL 33716

   As of the Record Date, the Trustees and officers of the Fund owned the following shares of the Fund:

                                         Number of Percentage of
                                          Shares       Class
                Class A Shares             Owned       Owned
                --------------           --------- -------------
                Thomas A. James.........  18,477       7.00%
                880 Carillon Parkway     (sole investment
                St. Petersburg, FL 33716 and voting power)

                James L. Pappas.........     295       0.11%
                880 Carillon Parkway     (sole investment
                St. Petersburg, FL 33716 and voting power)

                Eagle Class Shares
                ------------------
                Thomas A. James.........  13,405       1.99%
                880 Carillon Parkway     (sole investment
                St. Petersburg, FL 33716 and voting power)

   None of the executive officers own shares of the Fund. As a group, the Trustees and executive officers of the Fund owned the following shares each class of the Fund as of the Record Date:

                        Class A Shares.... 18,772 7.11%

                        Class B Shares....      0    0%

                        Class C Shares....      0    0%

                        Eagle Class Shares 13,405 1.99%

                              HERITAGE SERIES TRUST
                      EAGLE INTERNATIONAL EQUITY PORTFOLIO

                 Special Meeting of Shareholders - June 21, 2002

The undersigned hereby appoints as proxies Donald H. Glassman and Mathew Calabro each with the power of substitution, to vote for the undersigned all shares of beneficial interest of the undersigned at the aforementioned meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals.

               Date
                   ------------------------------------------------------------

               Signature
                        -------------------------------------------------------

               Signature
                        -------------------------------------------------------

               If shares are held jointly, each shareholder named should sign; if only one signs, his signature will be binding. If the shareholder is a corporation, the President or Vice President should sign in her own name, indicating title. If the shareholder is a partnership, a partner should sign in his own name, indicating that he is a "Partner."

EVERY SHAREHOLER'S VOTE IS IMPORTANT!

PLEASE VOTE VIA INTERNET OR BY PHONE OR SIGN, DATE AND PROMPTLY RETURN YOUR VOTING INSTRUCTION IN THE ENCLOSED ENVELOPE TODAY!

Voting Instructions - Please Select One of These Voting Methods:

Vote by INTERNET: Please read your proxy statement and read the following proposals. Go to our website: http:\\proxyvote.com where you will use this ballot and the control number listed below to vote on the proposal. Follow the on screen directions. Do not mail your voting instruction when you vote online.

Vote by Telephone: Please read your proxy statement and read the following proposal. Dial our toll free number 1-800-690-6903 using a touch tone phone where you will use this ballot and the control number listed below to vote on the proposal. Do not mail your voting instruction when you vote by phone.

Vote by Paper Ballot: Please read your proxy statement and read the following proposals. Vote by filling in on the ballot the appropriate box representing your vote on the proposal. Sign and mail the card in the enclosed return envelope.

YOU MAY ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683, OR WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME THE DAY BEFORE THE CUT-OFF OR MEETING DATE

   Please indicate your vote by placing an "X" in the appropriate box below.

           This proxy is solicited on behalf of the Board of Trustees.
                  The Board of Trustees recommends a vote "FOR"


1. Approval of the proposed Investment Advisory and Administration Agreement between Heritage Asset Management, Inc. and Heritage Series Trust with respect to the Eagle International Equity Portfolio.

             FOR _______    AGAINST ________   ABSTAIN  _______


2. Approval of the proposed Subadvisory Agreement between Heritage Asset Management, Inc. or Eagle Asset Management, Inc., as appropriate, and Julius Baer Investment Management Inc. with respect to the Eagle International Equity Portfolio.

             FOR _______    AGAINST ________   ABSTAIN  _______


3. Approval of the proposal to permit the Fund's Manager to hire subadvisers or modify subadvisory agreements without shareholder approval.

             FOR _______    AGAINST ________   ABSTAIN  _______


*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJUORNMENT THEREOF


ENTER YOUR VOTING INSTRUCTIONS AT 1-800-454-8683 OR WWW.PROXYVOTE.COM UP UNTIL 11:59 PM EASTERN TIME THE DAY BEFORE THE CUT-OFF OR MEETING DATE

                               VOTING INSTRUCTIONS
                               -------------------

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SECURITIES CAN BE VOTED ONLY BY US AS THE HOLDER OF RECORD. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT, IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THE SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

VOTING INSTRUCTION NUMBER 1-
----------------------------

WE URGE YOU TO SEND IN YOUR INSTRUCTIONS SO THAT WE MAY VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, HOWEVER, THE RULES OF THE NEW YORK STOCK EXCHANGE PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION BY THE HOLDER OF RECORD OF THE SECURITIES (ON THE TENTH DAY, IF THE PROXY MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE; ON THE FIFTEENTH DAY IF PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE) IF YOU ARE UNABLE TO COMMUNICATE WITH US BY SUCH DATE, WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

VOTING INSTRUCTION NUMBER 2-
----------------------------

WE WISH TO CALL YOUR ATTENTION TO THE FACT THAT, UNDER THE RULES OF THE NEW YORK STOCK EXCHANGE, WE CANNOT VOTE YOUR SECURITIES ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC VOTING INSTRUCTIONS.

IF WE DO NOT HEAR FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, WE MAY VOTE YOUR SECURITIES IN OUR DISCRETION TO THE EXTENT PERMITTED BY THE RULES OF THE EXCHANGE; (ON THE TENTH DAY, IF THE PROXY MARTIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE; ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IF YOU ARE UNABLE TO COMMUNICATE WITH US BY SUCH DATE, WE WILL NEVERTHELESS FOLLOW YOUR VOTING INSTRUCTIONS. EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN. PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

VOTING INSTRUCTION NUMBER 3-
----------------------------

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS. PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTIONS TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

VOTING INSTRUCTION NUMBER 4-REMINDER -
--------------------------------------

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING MATERIAL PERTAINING TO THE MEETING OF THE SHAREHOLDERS OF THE COMPANY INDICATED.

ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT AS YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTERS TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.

THE VOTING INSTRUCTIONS REQUEST PERTAINS TO SECURITIES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SECURITIES CAN BE VOTED ONLY BY US AS THE HOLDER OF RECORD OF THE SECURITIES. PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTIONS TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED

================================================================================

SHOULD YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON, PLEASE CHECK THE BOX ON THE FRONT OF THE FORM FOR THIS PURPOSE. A LEGAL PROXY COVERING YOUR SECURITIES WILL BE ISSUED TO YOU.